Exhibit 4.2

4.300% NOTES DUE 2030

MERCK & CO., INC.

Officers’ Certificate

Pursuant to the resolutions (collectively, the “Resolutions”) of the Board of Directors of Merck & Co., Inc. (the “Company”) adopted at meetings duly called and held on March 23, 2021 and November 30, 2021 (at which meetings a quorum was present and acting throughout), which authorized the Company to issue and sell its debt securities and empowered an Authorized Officer (as defined in the Resolutions) to approve the form and terms of such debt securities, Aaron Rosenberg, Senior Vice President and Treasurer and Kelly E. W. Grez, Corporate Secretary, each hereby approves and establishes under the Indenture, dated as of January 6, 2010 (the “Indenture”), between the Company and U.S. Bank Trust National Association, as Trustee (the “Trustee”), a series of debt securities the terms of which are as follows:

1.    The title of the debt securities of such series shall be 4.300% Notes due 2030 (the “2030 Notes”).

2.    The aggregate principal amount of the 2030 Notes which may be authenticated and delivered under the Indenture is initially limited to $750,000,000, except for 2030 Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other 2030 Notes of the series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any 2030 Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture.

3.    The Company shall have the right from time to time, without the consent of the Holders of the 2030 Notes, to create and issue additional notes with the same terms and conditions as the 2030 Notes except for the issue date, issue price and the first payment of interest thereon (“Additional Notes”), provided that if the Additional Notes are not fungible with the previously outstanding 2030 Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP. Additional Notes will be consolidated with and will form a single series with the previously outstanding 2030 Notes. Any election by the Company to so increase such aggregate principal amount shall be evidenced by a certificate of an Authorized Officer or Authorized Officers. No Additional Notes may be issued if an Event of Default has occurred or is continuing with respect to the 2030 Notes.

4.    The 2030 Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

5.    The proceeds to the Company (after deducting the underwriting discounts and commissions but before deducting certain expenses payable by the Company in connection with the issuance of the 2030 Notes) shall be 99.480% of the aggregate principal amount of the 2030 Notes.

6.    The maturity date on which the principal of each of the 2030 Notes is payable shall be May 17, 2030.

7.    The 2030 Notes shall bear interest at the rate of 4.300% per annum from (and including) May 17, 2023. Interest shall be payable on each Interest Payment Date and at the maturity date. Interest payments shall be in the amount of interest accrued to, but excluding, the relevant Interest Payment Date or the maturity date, as applicable.

8.    The Interest Payment Dates for the 2030 Notes shall be May 17 and November 17 of each year, commencing on November 17, 2023, and the Regular Record Dates for the 2030 Notes shall be the preceding May 2 or November 2, as the case may be.

If any payment date for the 2030 Notes is not a business day, the Company will make the payment on the next business day, but the Company will not be liable for any additional interest as a result of the delay in payment. With respect to the 2030 Notes, business day means any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day when banking institutions in the place of payment are authorized or obligated by law or executive order to be closed.

9.    Prior to the Par Call Date, the Company may redeem the 2030 Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2030 Notes to be redeemed discounted to the Redemption Date (assuming the 2030 Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to, but excluding, the Redemption Date, and

(2) 100% of the principal amount of the 2030 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, the Company may redeem the 2030 Notes in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the 2030 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

“Par Call Date” means March 17, 2030, the date that is two months prior to the maturity of the 2030 Notes.

“Treasury Rate” means, with respect to any Redemption Date, as applicable, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date of the 2030 Notes to be redeemed (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date of the 2030 Notes to be redeemed on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date of the 2030 Notes to be redeemed. If there is no United States Treasury security maturing on the Par Call Date of the 2030 Notes to be redeemed but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date of the 2030 Notes to be redeemed, one with a maturity date preceding such Par Call Date of the 2030 Notes to be redeemed and one with a maturity date following such Par Call Date of the 2030 Notes to be redeemed, the Company shall select the United States Treasury security with a maturity date preceding such Par Call Date of the 2030 Notes to be redeemed. If there are two or more United States Treasury securities maturing on the Par Call Date of the 2030 Notes to be redeemed or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time on such day. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time on such day, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any such redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of 2030 Notes to be redeemed.

In the case of a partial redemption of the 2030 Notes, selection of the 2030 Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No 2030 Notes of a principal amount of $2,000 or less will be redeemed in part. If any 2030 Note is to be redeemed in part only, the notice of redemption that relates to the 2030 Note will state the portion of the principal amount of the 2030 Note to be redeemed. A new 2030 Note in a principal amount equal to the unredeemed portion of the 2030 Note will be issued in the name of the Holder of the 2030 Note upon surrender for cancellation of the original 2030 Note. For so long as the 2030 Notes to be redeemed are held by The Depository Trust Company (“DTC”) (or another depositary), the redemption of the 2030 Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the 2030 Notes or portions thereof called for redemption.

10.    If (i) the consummation of the Prometheus Acquisition does not occur on or before the later of (x) April 15, 2024 or (y) such later date to which the termination date under the Merger Agreement as in effect on May 17, 2023 may be extended in accordance with the terms thereof (such later date, the “Special Mandatory Redemption End Date”), (ii) prior to the Special Mandatory Redemption End Date, the Merger Agreement is terminated or (iii) the Company otherwise notifies the Trustee that it will not pursue the consummation of the Prometheus Acquisition (the earlier of the date of delivery of such notice described in clause (iii), the Special Mandatory Redemption End Date and the date the Merger Agreement is terminated, the “Special Mandatory Redemption Trigger Date”), the Company shall redeem the 2030 Notes then outstanding (such redemption, the “Special Mandatory Redemption”), at a special mandatory redemption price equal to 101% of the principal amount of the 2030 Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).

In the event that the Company becomes obligated to redeem the 2030 Notes pursuant to the Special Mandatory Redemption, the Company will promptly, and in any event not more than five business days after the occurrence of the Special Mandatory Redemption Trigger Date, deliver notice to the Trustee of the Special Mandatory Redemption and the date upon which the 2030 Notes will be redeemed (the “Special Mandatory Redemption Date,” which date shall be no earlier than the third business day and no later than 30 days following the date of such notice) together with a notice of Special Mandatory Redemption for the Trustee to deliver to each Holder of 2030 Notes to be redeemed. The Trustee will then promptly mail, or deliver electronically if such 2030 Notes are held by any depositary (including, without limitation, DTC) in accordance with such depositary’s customary procedures, such notice of Special Mandatory Redemption to each Holder of 2030 Notes to be redeemed at its registered address.

Unless the Company defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the 2030 Notes to be redeemed.

Upon consummation of the Prometheus Acquisition, the foregoing provisions regarding Special Mandatory Redemption would cease to apply.

Notwithstanding the foregoing, installments of interest on the 2030 Notes that are due and payable on Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the Holders as of the close of business on the relevant Regular Record Dates in accordance with the 2030 Notes and the Indenture.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of April 15, 2023, by and among Prometheus Biosciences, Inc., Merck & Co., Inc., and Splash Merger Sub, Inc.

“Prometheus Acquisition” means the acquisition of Prometheus Biosciences, Inc. in accordance with the terms of the Merger Agreement.

11.    Payment of the principal and interest on the 2030 Notes will be made at the office or agency of the Company maintained for that purpose in New York, New York (initially, the Corporate Trust Office of the Trustee), provided that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

12.    The provisions on defeasance and covenant defeasance in Article Thirteen of the Indenture shall apply to the 2030 Notes.

13.    The 2030 Notes shall be issued in the form of one or more Book-Entry Securities and the Depository for such Book-Entry Securities shall be The Depository Trust Company, Clearstream Banking societé anonyme and Euroclear Bank S.A./N.V.

14.    The form of the 2030 Notes attached hereto as Annex A is hereby approved.

Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.

IN WITNESS WHEREOF, we have hereunto signed our names this seventeenth day of May, 2023.

By:	/s/ Aaron Rosenberg
Name: Aaron Rosenberg
Title: Senior Vice President and Treasurer

By:	/s/ Kelly E. W. Grez
Name: Kelly E. W. Grez
Title: Corporate Secretary

[Section 301 Officers’ Certificate – 2030 Notes]

Annex A

[FORM OF GLOBAL NOTES]

REGISTERED	REGISTERED
No. R-[1][2]	PRINCIPAL AMOUNT: $[●][1]
CUSIP NO. 58933Y BJ3

MERCK & CO., INC.

4.300% NOTES DUE 2030

This Security is a Book-Entry Security within the meaning of the Indenture referred to on the reverse hereof and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture and this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

[1]	On May 17, 2023, the 2030 Notes will be issued in the form of two Book-Entry Securities in the principal amounts of $500,000,000 and $250,000,000.

Merck & Co., Inc., a New Jersey corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum of [●] Million Dollars ($[●]) on May 17, 2030, and to pay interest thereon from and including May 17, 2023 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on May 17 and November 17 in each year and at Maturity, commencing on November 17, 2023, at a rate per annum of 4.300%, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the interest rate specified above on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 2 or November 2 (whether or not a Business Day in New York City), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The Company will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities of this series on behalf of the Company and having an office or agency (the “Paying Agent Office”) in The City of New York, where Securities of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to Securities of this series may be served. The Company has initially appointed U.S. Bank Trust National Association as such Paying Agent, with the Paying Agent Office currently at 100 Wall Street, New York, New York 10005. The Company will give prompt written notice to the Trustee of any change in such appointment.

Payment of the principal of (and premium, if any) and interest on this Security will be made in immediately available funds upon surrender of such Security at the Corporate Trust Office of U.S. Bank Trust National Association, in the Borough of Manhattan, The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest on any Security of this series (other than at the Maturity of such Security) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer to such account as may have been appropriately designated in writing no later than the relevant Regular Record Date to the Paying Agent by such Person.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: May 17, 2023

MERCK & CO., INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION, As Trustee

By:
Authorized Officer

[REVERSE OF SECURITY]

MERCK & CO., INC.

4.300% NOTES DUE 2030

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 6, 2010, as amended and supplemented (herein called the “Indenture”), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

The terms of the Securities include those stated in the Indenture and in the Officers’ Certificate dated May 17, 2023 (the “Officers’ Certificate”). This Security is subject to the terms in the Indenture and the Officers’ Certificate, and Holders are referred to the Indenture and the Officers’ Certificate for a statement of such terms. All terms used but not defined in this Security which are defined in the Indenture or in the Officers’ Certificate shall have the meanings assigned to them in the Indenture or Officers’ Certificate, as applicable.

This Security is one of the series designated on the face hereof. The aggregate principal amount of such series is $750,000,000 provided that the Company may increase such aggregate principal amount at any time.

The Company shall have the right from time to time, without the consent of the Holders of the Securities, to create and issue additional notes with the same terms and conditions as the Securities except for the issue date, issue price and the first payment of interest thereon (“Additional Notes”), provided that if the Additional Notes are not fungible with the previously outstanding Securities for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP. Additional Notes will be consolidated with and will form a single series with the previously outstanding Securities. Any election by the Company to so increase such aggregate principal amount shall be evidenced by a certificate of an Authorized Officer or Authorized Officers. No Additional Notes may be issued if an Event of Default has occurred or is continuing with respect to the Securities.

Payments of interest hereon with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Interest hereon shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

This Security is not subject to any sinking fund.

Prior to the Par Call Date, the Company may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed discounted to the Redemption Date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to, but excluding, the Redemption Date, and

(2) 100% of the principal amount of the Securities to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after March 17, 2030 (two months prior to the Stated Maturity of the Securities, or the “Par Call Date”), the Company may redeem the Securities in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, as applicable, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date of the Securities to be redeemed (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date of the Securities to be redeemed on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date of the Securities to be redeemed. If there is no United States Treasury security maturing on the Par Call Date of the Securities to be redeemed but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date of the Securities to be redeemed, one with a maturity date preceding such Par Call Date of the Securities to be redeemed and one with a maturity date following such Par Call Date of the Securities to be redeemed, the Company shall select the United States Treasury security with a maturity date preceding such Par Call Date of the Securities to be redeemed. If there are two or more United States Treasury securities maturing on the Par Call Date of the Securities to be redeemed or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time on such day. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time on such day, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any such redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed.

In the case of a partial redemption of the Securities, selection of the Securities for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Securities of a principal amount of $2,000 or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the Holder of the Security upon surrender for cancellation of the original Security. For so long as the Securities to be redeemed are held by DTC (or another depositary), the redemption of the Securities shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Securities or portions thereof called for redemption.

If (i) the consummation of the Prometheus Acquisition does not occur on or before the later of (x) April 15, 2024 or (y) such later date to which the termination date under the Merger Agreement as in effect on May 17, 2023 may be extended in accordance with the terms thereof (such later date, the “Special Mandatory Redemption End Date”), (ii) prior to the Special Mandatory Redemption End Date, the Merger Agreement is terminated or (iii) the Company otherwise notifies the Trustee that it will not pursue the consummation of the Prometheus Acquisition (the earlier of the date of delivery of such notice described in clause (iii), the Special Mandatory Redemption End Date and the date the Merger Agreement is terminated, the “Special Mandatory Redemption Trigger Date”), the Company shall redeem the Securities then outstanding (such redemption, the “Special Mandatory Redemption”), at a special mandatory redemption price equal to 101% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).

In the event that the Company becomes obligated to redeem the Securities pursuant to the Special Mandatory Redemption, the Company will promptly, and in any event not more than five business days after the occurrence of the Special Mandatory Redemption Trigger Date, deliver notice to the Trustee of the Special Mandatory Redemption and the date upon which the Securities will be redeemed (the “Special Mandatory Redemption Date,” which date shall be no earlier than the third business day and no later than 30 days following the date of such notice) together with a notice of Special Mandatory Redemption for the Trustee to deliver to each Holder of Securities to be redeemed. The Trustee will then promptly mail, or deliver electronically if such Securities are held by any depositary (including, without limitation, DTC) in accordance with such depositary’s customary procedures, such notice of Special Mandatory Redemption to each Holder of Securities to be redeemed at its registered address. Unless the Company defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Securities to be redeemed.

Upon consummation of the Prometheus Acquisition, the foregoing provisions regarding Special Mandatory Redemption would cease to apply.

Notwithstanding the foregoing, installments of interest on the Securities that are due and payable on Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the Holders as of the close of business on the relevant Regular Record Dates in accordance with the Securities and the Indenture.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of April 15, 2023, by and among Prometheus Biosciences, Inc., Merck & Co., Inc., and Splash Merger Sub, Inc.

“Prometheus Acquisition” means the acquisition of Prometheus Biosciences, Inc. in accordance with the terms of the Merger Agreement.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange thereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, Including Postal Zip Code, of Assignee)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature Guaranteed

NOTICE: Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.